Petro River Satisfies Environmental Assessment Requirement for Drilling Permit

NEW YORK, NY, March 8, 2017 Petro River Oil Corp. (OTC Pink: PTRC) (“Petro River” or the “Company”), an independent oil and gas exploration company utilizing the latest 3-D seismic technology, announced today that the Bureau of Indian Affair’s (BIA) Branch of Enforcement and Lease Compliance has completed an Environmental Assessment (EA) “concerning the approval of drilling permits” for the Company’s Osage County, OK concession.

“This is one of the final hurdles needed to obtain drilling permits in Osage and we are pleased to be in compliance with the BIA, which issued a Finding of No Significant Impact concerning our Pearsonia West concession,” said Stephen Brunner, president of Petro River Oil.

“We are fully funded for this phase of our Development program and look forward to the validation of our advanced technology exploration efforts,” Brunner continued.

The document reads in part; “Based on the [Finding of No Significant Impact], the BIA also determined that it is appropriate to approve the drilling permits for the well(s) described above.”

The Pearsonia West Concession in Osage County, Oklahoma includes 106,500 contiguous acres centered on the structural trend of the Pearsonia-Blackland-Foraker fields.  These fields have produced in excess of 20 million barrels of oil through vertical well development and is close to fields that have produced 200 million barrels of oil through vertical production since the early 1900s.

The Company recently reprocessed 35 square miles of 3-D seismic data which defined 4,480 acres of structural closures and multiple Pennsylvanian channel and Mississippian chat formations.  As a result, Petro River and its operating partners are in the process of securing permits to drill four wells by April 2017.  The program will test the first 1,610 acres of the defined structural closure, which has prospective resource potential of 2.5 million barrels of oil.  Results are expected by June 2017.

An additional 55 square miles of 3-D seismic is planned to be shot by the Company in the southern portion of the concession in 2017. Assuming success in the initial drilling phase, the Company anticipates providing scalable and repeatable vertical drilling opportunities within the concession boundaries.

ABOUT: PETRO RIVER OIL CORP.

Petro River Oil Corp. (OTC Pink: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma and Kern County, California. Petro River’s strategy is to apply modern technology, such as 3-D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders.

For more information, please visit our website at www.petroriveroil.com.

FORWARD-LOOKING STATEMENTS.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relations

ir@petroriveroil.com

telephone: (469) 828-3900